UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) June 29, 2005
                                                          -------------


                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)


     Delaware                         1-8712                   62-0721803
(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                  File Number)             Identification No.)


                             55 East Camperdown Way
                                  P.O. Box 1028
                        Greenville, South Carolina 29602
               (Address of principal executive offices) (Zip Code)

                                 (864) 271-7733
              (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report):  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 29, 2005, the Board of Directors of Bowater Incorporated unanimously elected Bruce W. Van Saun as a Class I director, filling the vacancy on the Board created by the resignation of Charles J. Howard. Mr. Van Saun was also appointed to the Finance and Audit Committees. Mr. Van Saun has been the Senior Executive Vice President and Chief Financial Officer of The Bank of New York since 1997.

     Effective June 30, 2005, Francis J. Aguilar resigned from the Board of Directors of Bowater Incorporated. Mr. Aguilar has reached the Board's mandatory retirement age. Togo D. West, Jr. succeeds Dr. Aguilar as the Chair of the Human Resources and Compensation Committee.

     A copy of the press release announcing Mr. Van Saun's election and Mr. Aguilar's retirement is attached hereto as Exhibit 99.1


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       BOWATER INCOPORATED
                                       (Registrant)



Date:  July 1, 2005                    By:    /s/ Ronald T. Lindsay
                                           -------------------------------
                                       Name:  Ronald T. Lindsay
                                       Title: Senior Vice President -
                                                General Counsel and
                                                Secretary

                                    EXHIBITS

99.1     Press release issued by Bowater Incorporated on July 1, 2005.